UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2004

GLOBAL IMAGING SYSTEMS, INC.

401(k) RETIREMENT PLAN

(Exact Name of Registrant as Specified in its Charter)

N/A	000-24373	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3820 Northdale Boulevard

Suite 200A

Tampa, Florida 33624

(Address of Principal Executive Offices – zip code)

(813) 960.5508

(Registrant’s telephone number)

Not applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

(1)	Resignation of PricewaterhouseCoopers LLP (“PwC”).

(a)     On April 14, 2004, PwC resigned as the independent registered public accounting firm for the Global Imaging Systems, Inc. 401(k) Retirement Plan (the “Plan”).

(b)     PwC’s report on the Plan’s financial statements for fiscal years ended March 31, 2001 and March 31, 2002 and the subsequent transition period ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

(c)     During each of the Plan’s two most recent fiscal years ended March 31, 2001 and March 31, 2002, the subsequent transition period ended December 31, 2002 and through April 14, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in their reports on the financial statements for such fiscal years and transition period.

(d)     During each of the Plan’s two most recent fiscal years ended March 31, 2001 and March 31, 2002, the subsequent transition period ended December 31, 2002 and through April 14, 2004, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), with respect to the Plan.

(e)     The Plan has requested PwC to furnish a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the statements in the Item 4(1). A copy of the letter furnished by PwC is filed as Exhibit 16 to this Form 8-k.

(2)	Appointment of Grant Thornton.

(a)     On May 13, 2004, the Plan retained Grant Thornton as its independent registered public accounting firm.

(b)     During the Plan’s two most recent fiscal years, all subsequent interim periods and through May 13, 2004, the Plan (or anyone acting on its behalf) did not consult with Grant Thornton regarding any matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2004

GLOBAL IMAGING SYSTEMS, INC.
401(k) RETIREMENT PLAN

By:	/s/ Cecil McClary

Cecil McClary
Plan Administrator

EXHIBIT INDEX

Exhibit	Description

16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated August 5, 2004.